UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2022

Safeguard Scientifics, Inc.
(Exact Name of registrant as Specified in Charter)

Pennsylvania	1-5620	23-1609753
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer ID No.)

150 N. Radnor Chester Rd., STE F-200 Radnor, PA	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 610-293-0600

Not applicable

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($.10 par value)	SFE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On September 29, 2022, Safeguard Scientifics, Inc. (“Safeguard”) issued a press release announcing the exit of its ownership interest in Lumesis, Inc. Safeguard received $5.3 million of initial cash proceeds in connection with this transaction. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1 104	Press Release of Safeguard Scientifics, Inc. dated September 29, 2022. Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safeguard Scientifics, Inc.

Date: September 29, 2022	By:	/s/ G. Matthew Barnard
Name: G. Matthew Barnard
Title: General Counsel